                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SPRINGS INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[SPRINGS LOGO]

                                               March 7, 1997

To Our Shareholders:

     On behalf of your Company's Board of Directors, I extend to you an invitation to attend the Annual Shareholders' Meeting to be held at the Fort Mill High School Auditorium, Fort Mill, South Carolina, on Monday, April 21, 1997. Directions are provided by the map on the reverse side of this statement.

     The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented. These matters include the election of Directors and ratification of the appointment of the Company's auditors.

     A copy of the 1996 Annual Report is included with this mailing.

     REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, I URGE THAT YOU PARTICIPATE BY COMPLETING AND RETURNING YOUR PROXY AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED.



                                               /s/ Walter Y. Elisha
                                               --------------------------------
                                               Walter Y. Elisha
                                               Chairman of the Board and
                                               Chief Executive Officer

                            Springs Industries, Inc.
            205 North White Street, Fort Mill, South Carolina 29715

SPRINGS INDUSTRIES, INC.

205 North White Street
Fort Mill, South Carolina 29715

       ------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
       ------------------------------------------------------------------

TIME........................   9:30 a.m., E.D.T., on Monday, April 21, 1997

PLACE.......................   Fort Mill High School Auditorium
                               Fort Mill, South Carolina

ITEMS OF BUSINESS...........   (1) To elect a Board of twelve Directors.

                               (2) To vote upon a resolution ratifying the
                                   appointment of Deloitte & Touche LLP as
                                   independent public accountants for the
                                   Company and its subsidiaries for fiscal year
                                   1997.

                               (3) To transact such other business as may
                                   properly come before the Meeting and any adjournment thereof.

RECORD DATE.................   Holders of Class A Common Stock and Class B
                               Common Stock of record at the close of business, March 3, 1997, are entitled to vote at the Meeting.

ANNUAL REPORT...............   The Annual Report of the Company for 1996, which
                               is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING................   It is important that your shares be represented
                               and voted at the Meeting. Please MARK, SIGN, DATE
                               AND RETURN PROMPTLY the enclosed proxy card in the envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Meeting.

                                           C. POWERS DORSETT
                                           Secretary

March 7, 1997

                                PROXY STATEMENT

                                 MARCH 7, 1997

PROXY SOLICITATION AND
GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of Springs Industries, Inc., (the Company) for use at the Annual Meeting of Shareholders (the Meeting) to be held on April 21, 1997, at nine-thirty a.m., and at any adjournment thereof, at which shareholders of record at the close of business on March 3, 1997, shall be entitled to vote. This proxy statement and the proxy card are being mailed to shareholders on or about March 7, 1997.

     On the record date, 12,754,228 shares of Class A Common Stock and 7,395,615 shares of Class B Common Stock were outstanding (collectively referred to as Common Stock). The Class A Common Stock, which is entitled to one vote per share, and the Class B Common Stock, which is entitled to four votes per share, shall be voted together as a single class upon the items scheduled to come before the Meeting.

     In certain situations not expected to come before the Meeting, each class of Common Stock votes as a separate class. These situations include proposals to amend the Company's Articles of Incorporation that would change the number of authorized shares of Class A or Class B Common Stock, change the par value of either class, adversely alter or change powers, preferences or special rights of either class, or require class voting under South Carolina law. Also, in the case of certain business combinations involving the Company and persons or entities controlling or under common control with the Company, holders of Class B Common Stock would be entitled to cast only one vote per share.

     Solicitation of proxies other than by mail may be made by telephone, telegraph, or personal interview by officers and employees of the Company who will not be additionally compensated. The Company has engaged Corporate Investor Communications, Inc., (CIC) to make arrangements with brokers, nominees, fiduciaries, and other custodians for distribution of proxy materials to their principals and to solicit return of proxies from these institutions. The Company will reimburse these institutions for their expenses in accordance with the rules of the New York Stock Exchange (NYSE) and will pay CIC a fee of $4,500 plus reimbursement of reasonable expenses for its services. The cost of soliciting proxies for the Meeting will be borne by the Company.

     If a shareholder directs that a proxy be voted in a specific manner or specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specifications are made, shares represented by each proxy will be voted FOR the nominees for directors and FOR ratification of the appointment of Deloitte & Touche LLP. If any other matters or business should properly come before the Meeting (or any adjournment), the person or persons acting under the proxy will vote in accordance with his or their judgment. The Company is not aware of any other matters or business to be presented to the Meeting.

     Shareholders are reminded that they may, if qualified, present resolutions which, if proper for inclusion in next year's proxy statement, may be considered at the 1998 Annual Meeting. Any shareholder proposals so submitted must be received by the Company by November 7, 1997.

     Under South Carolina law and the Company's Articles of Incorporation, a quorum is required to conduct business at the Meeting. A quorum is the presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting. Abstentions, votes withheld from director nominees, and broker non-votes are counted for purposes of determining a quorum. If a quorum is present, the twelve nominees receiving the highest number of votes will be elected directors, and any other matter being voted on at the meeting will be approved if a majority of the votes cast by shareholders are voted in favor of approving or adopting such matter. Abstentions and broker non-votes are disregarded in tabulating voting results.

     It is important that your shares be represented at the Meeting. Therefore, please mark, sign, date, and return the enclosed proxy card promptly to ensure your shares will be voted. Your proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by voting in person at the Meeting.

DIRECTORS, NOMINEES, AND ELECTION OF DIRECTORS

     Pursuant to the Company's bylaws, the Board has established the number of directors of the Company to be twelve as of the date of the Meeting. Each of the twelve nominees named below was elected as a director of the Company at last year's Annual Meeting. Each person has been nominated for election as a director to hold office until the next Annual Meeting of Shareholders and until a successor is duly elected and qualified.

     Shares represented by the enclosed proxy will be voted FOR the election of the nominees unless authority is withheld for all or any of the nominees. Although the Board of Directors does not contemplate that any of the twelve nominees named will be unavailable for election, if a vacancy should occur, the proxy will be voted for such substitute nominee or nominees as the Board of Directors may recommend or the Board of Directors may reduce the size of the Board.

     Cumulative voting is permitted in the election of directors by which each shareholder is entitled to cast the number of votes equal to (i) the number of votes to which his shares are entitled multiplied by (ii) the number of directors to be elected. A shareholder may give one nominee all of such votes or may distribute such votes among the nominees to be elected in such manner as he may desire.

---------------------     JOHN F. AKERS, AGE 62, RETIRED CHAIRMAN AND CHIEF EXECUTIVE
      [PHOTO]             OFFICER OF IBM CORPORATION. Mr. Akers served as chairman and
---------------------     chief executive officer of IBM from 1986 until his
                          retirement in May 1993. A director of the Company since
                          December 1993, Mr. Akers is also a director of Lehman
                          Brothers Holdings, Inc. (New York), The New York Times
                          Company, PepsiCo., Inc., and W. R. Grace & Co., and a member of the U.S. Advisory Board of Zurich Insurance Company.

---------------------     CRANDALL CLOSE BOWLES, AGE 49, PRESIDENT AND CHIEF OPERATING
      [PHOTO]             OFFICER OF THE COMPANY. Mrs. Bowles served as Executive Vice
---------------------     President of the Company from April 1992 until January 1997, when she was elected President and Chief Operating Officer.
                          A director of the Company since 1978, Mrs. Bowles served as president of The Springs Company from 1982 to April 1992.
                          The Springs Company is owned by Mrs. Bowles and members of her family and provides management services to certain of
                          its affiliates.

---------------------     JOHN L. CLENDENIN, AGE 62, CHAIRMAN AND A DIRECTOR OF
      [PHOTO]             BELLSOUTH CORPORATION. Mr. Clendenin has served in these
---------------------     positions since 1984 and served as chief executive officer from 1984 until December 1996. A director of the Company
                          since 1990, Mr. Clendenin is also a director of Equifax
                          Inc., Coca-Cola Enterprises Inc., Home Depot Inc., The
                          Kroger Company, National Service Industries, Inc., Providian
                          Corporation, RJR Nabisco, Inc., and Wachovia Corporation.

---------------------     LEROY S. CLOSE, AGE 46, PRESIDENT AND CHIEF EXECUTIVE
      [PHOTO]             OFFICER OF SANDLAPPER FABRICS, INC., A PRINTER AND CONVERTER
---------------------     OF TEXTILE FABRICS, SINCE 1986. A director of the Company
                          since 1991, Mr. Close was a vice president in the Company's
                          Apparel Fabrics Division from 1983 to 1986. Mr. Close is a brother of Mrs. Bowles.

---------------------     CHARLES W. COKER, AGE 63, CHAIRMAN, CHIEF EXECUTIVE OFFICER
      [PHOTO]             AND A DIRECTOR OF SONOCO PRODUCTS COMPANY (INDUSTRIAL AND
---------------------     CONSUMER PACKAGING). A director of the Company since 1977,
                          Mr. Coker served as director, president and chief executive officer of Sonoco Products Company until 1990 when he was
                          elected chairman and chief executive officer. Mr. Coker is also a director of Carolina Power & Light Company,
                          NationsBank, N.A., and Sara Lee Corporation.

---------------------     WALTER Y. ELISHA, AGE 64, CHAIRMAN AND CHIEF EXECUTIVE
      [PHOTO]             OFFICER OF THE COMPANY. A director of the Company since
---------------------     1980, Mr. Elisha served as president and chief operating
                          officer from 1980 to 1981. He was appointed chief executive officer in 1981 and elected chairman of the board in 1983.
                          Mr. Elisha also served again as president from 1990 until
                          January 1997. Mr. Elisha is also a director of American
                          Telephone & Telegraph Company and Cummins Engine Company,
                          Inc. Prior to 1980, he was vice chairman and a director of
                          Jewel Companies, Inc.

---------------------     JOHN H. MCARTHUR, AGE 62, DEAN OF THE FACULTY, HARVARD
      [PHOTO]             UNIVERSITY GRADUATE SCHOOL OF BUSINESS, FROM 1980 UNTIL HIS
---------------------     RETIREMENT IN 1995. A director of the Company since 1989,
                          Dr. McArthur is also a director of AES Corporation, BCE
                          Inc., Cabot Corporation, Glaxo Wellcome plc, Rohm and Haas
                          Company, and The Vincam Group, Inc.

---------------------     ALDO PAPONE, AGE 64, SENIOR ADVISOR, AMERICAN EXPRESS
      [PHOTO]             COMPANY, 1991 TO PRESENT. A director of the Company since
---------------------     April 1993, Mr. Papone served as chairman and chief
                          executive officer from 1989 to 1990, and as president and
                          chief operating officer from 1985 to 1989, of American
                          Express Travel Related Services Company, Inc. Mr. Papone is
                          also a director of American Express Company, Guess?, Inc.,
                          Hyperion Software Corp., and The Body Shop International
                          plc.

---------------------     DONALD S. PERKINS, AGE 69, FORMER CHAIRMAN OF JEWEL
      [PHOTO]             COMPANIES, INC. A director of the Company since October
---------------------     1995, Mr. Perkins previously served as a director of the
                          Company from 1984 to January 1995. He was Chairman of Kmart
                          Corporation from January 1995 to June 1995. Mr. Perkins is also a director of Aon Corporation, Cummins Engine Company,
                          Inc., Current Assets LLC, Illinova Corp., Inland Steel
                          Industries, Inc., LaSalle Street Fund, Lucent Technologies
                          Inc., The Putnam Funds, Ryerson Tull, Inc., and Time Warner,
                          Inc.

---------------------     ROBIN B. SMITH, AGE 57, CHAIRMAN, CHIEF EXECUTIVE OFFICER,
      [PHOTO]             AND A DIRECTOR OF PUBLISHERS CLEARING HOUSE. Ms. Smith
---------------------     served as president of Publishers Clearing House from 1981 to August 1996, when she was elected Chairman, and has
                          served as its chief executive officer since 1988. Ms. Smith has served as a director of the Company since 1993 and is
                          also a director of BellSouth Corporation, Kmart Corporation,
                          Omnicom Group, Inc., Texaco, Inc., and certain mutual funds administered by Prudential Mutual Funds Co.

---------------------     SHERWOOD H. SMITH, JR., AGE 62, CHAIRMAN AND A DIRECTOR OF
      [PHOTO]             CAROLINA POWER & LIGHT COMPANY SINCE 1980. Mr. Smith served
---------------------     as chief executive officer of Carolina Power & Light Co.
                          from September 1979 until October 1996 and as president from
                          1976 to 1992. A director of the Company since 1991, Mr.
                          Smith is also a director of Wachovia Corporation and
                          Northern Telecom, Ltd., and a trustee of Northwestern Mutual
                          Life Insurance Company.

---------------------     STEWART TURLEY, AGE 62, DIRECTOR AND RETIRED CHAIRMAN OF
      [PHOTO]             ECKERD CORPORATION (RETAIL DRUG STORES). Mr. Turley has
---------------------     served as a director of Eckerd Corporation since 1971. He
                          served as its chief executive officer from 1974 to February
                          1996, its chairman from 1975 until February 1997, and its
                          president from 1974 to 1993. A director of the Company since
                          1984, Mr. Turley is also a director of Barnett Banks, Inc., and Sprint Corp.

INFORMATION REGARDING THE BOARD OF DIRECTORS

     During 1996, the Company's Board of Directors held six meetings. To assist in the discharge of its responsibilities, the Board has established five committees. All directors attended at least 75 percent of the total number of meetings of the Board and committees of the Board on which they serve. Except for the Audit Committee, these committees do not meet on a regular basis but only as circumstances require. The Audit Committee(1) which is responsible for review of the integrity of the Company's financial reporting, review of its internal controls and recommendation of independent auditors, met three times during 1996. The Management Compensation and Organization Committee(2) met four times. This Committee recommends to the full Board the base salary of the Chief Executive Officer and the President and has responsibility for approval of compensation arrangements for key executives, approval of executive compensation plans, ensuring management continuity and succession, and for recommending a successor to the Chief Executive Officer in the event of a vacancy. The Executive Committee(3), which is authorized to discharge certain responsibilities of the Board between Board meetings, held no meetings in 1996. During 1996, the Finance Committee(4), which is responsible for review of the Company's financial policies and planning, review of methods of financing and recommendations with respect to acquisitions and divestitures, and which has certain fiduciary responsibilities under benefit plans, met four times. The Springs of Achievement Committee(5) met twice in 1996 and is responsible for monitoring the Company's 'Springs of Achievement' activities, ensuring that the values of 'Springs of Achievement' are being internalized and sustained, and for recommending new 'Springs of Achievement' initiatives to the Board of Directors. All of the outside directors function as a committee to nominate candidates for Board membership. The outside directors will consider any recommendations made in writing by shareholders respecting possible candidates for the Board of Directors. Such recommendations should be directed to the Secretary of the Company.

---------------

(1) Consisting of Messrs. Clendenin (chairman), Akers, Coker and Smith and Ms. Smith.

(2) Consisting of Messrs. Coker (chairman), Akers, Clendenin, Perkins and Smith.

(3) Consisting of Mr. Elisha (chairman), Mrs. Bowles and Messrs. Coker, McArthur and Turley.

(4) Consisting of Messrs. McArthur (chairman), Close, Papone, Perkins and
Turley.

(5) Consisting of Messrs. Turley (chairman), Close, McArthur, Papone and Ms. Smith.

EXECUTIVE OFFICER COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of compensation for the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION (1)              LONG-TERM COMPENSATION
                                                    -----------------------------   ---------------------------------------
                                                                                             AWARDS
                                                                           OTHER    -------------------------    LONG-TERM
                                                                          ANNUAL    RESTRICTED                   INCENTIVE
NAME                  PRINCIPAL POSITION      YEAR   SALARY     BONUS      COMP     STOCK (2)    OPTIONS/SARS   PAYOUTS (3)
----                  ------------------      ----   ------     -----     ------    ----------   ------------   -----------
Elisha, W.Y.      Chairman of the Board       1996  $667,506   $525.000   $60,800(5)    0                0       $171,617
                  and Chief Executive         1995  $637,503   $412,000         0       0            9,000       $234,580
                  Officer                     1994  $600,000   $525,000         0       0            7,500       $ 36,501

Bowles, C.C.      President and Chief         1996  $260,004   $ 70,000         0       0                0       $ 34,306
                  Operating Officer           1995  $243,756   $ 74,000         0       0           37,500       $ 43,516
                                              1994  $225,000   $125,000         0       0            3,000       $  4,303

Kelbley, S.P.     Executive Vice President    1996  $290,004   $175,000         0       0                0       $ 41,967
                                              1995  $286,254   $150,000         0       0           32,500       $ 59,835
                                              1994  $275,004   $195,000         0       0            3,000       $ 10,198

Moser, R.W.       Executive Vice President    1996  $275,502   $ 68,000         0       0                0       $ 39,696
                                              1995  $267,501   $ 71,000         0       0           32,500       $ 53,308
                                              1994  $260,004   $120,000         0       0            3,000       $  8,713

O'Connor, T.P.    Executive Vice President    1996  $275,004   $ 75,000         0       0                0       $ 39,696
                                              1995  $267,501   $ 82,000         0       0           32,500       $ 53,308
                                              1994  $260,000   $120,000         0       0            3,000       $  8,157


                  ALL
                 OTHER
NAME            COMP(4)
----            -------
Elisha, W.Y.    $27,189
                $24,699
                $11,394
Bowles, C.C.    $39,706
                $42,384
                $33,394
Kelbley, S.P.   $52,263
                $53,607
                $42,194
Moser, R.W.     $49,882
                $48,451
                $48,194
O'Connor, T.P.  $45,221
                $48,451
                $48,194

---------------

(1) Includes amounts earned in fiscal year, regardless of whether deferred.

(2) Aggregate holdings and value of restricted stock and share units at the end of the Company's last completed fiscal year for the named executive officers are as follows based on a closing price of $43.75 at December 27, 1996 (the last trading day prior to the Company's fiscal year end): Mr. Elisha held 25,449 shares of restricted stock valued at $1,113,394, and 2,823 shares of deferred stock valued at $123,506 which vest December 30, 1997; Mrs. Bowles held 524 shares of deferred stock valued at $22,925 which vest December 30, 1997; Mr. Kelbley held 720 shares of deferred stock valued at $31,500 which vest December 30, 1997; Mr. Moser held 642 shares of deferred stock valued at $28,088 which vest December 30, 1997; and Mr. O'Connor held 642 shares of deferred stock valued at $28,088 which vest December 30, 1997. At the same time and rate as dividends are paid to shareholders of unrestricted Class A common stock, dividends are paid on the restricted stock and deferred stock.

(3) The amounts set forth for 1996 include (a) cash payments of $85,604 to Mr. Elisha, $17,112 to Mrs. Bowles, $20,922 to Mr. Kelbley, $19,790 to Mr. Moser and $19,790 to Mr. O'Connor and (b) the value, based on a closing price of the Company's Class A Common Stock of $43.75 on December 27, 1996, of 1,966 shares of deferred stock for Mr. Elisha, 393 shares for Mrs. Bowles, 481 shares for Mr. Kelbley, 455 shares for Mr. Moser, and 455 shares for Mr. O'Connor. These shares are subject to forfeiture if the recipient engages in competition with the Company within the two-year period commencing December 28, 1996.

(4) Includes company contributions to the Springs of Achievement Partnership Plan, which is a tax qualified profit sharing and savings plan in which substantially all of the Company's associates participate. Amounts credited for 1996 are as follows:

                                           SAVINGS            PROFIT SHARING
                                            FUND              RETIREMENT FUND
                                           -------            ---------------
Mr. Elisha...........................      $3,000                 $7,098
Mr. Kelbley..........................      $3,000                 $7,098
Mrs. Bowles..........................      $3,000                 $7,098
Mr. Moser............................      $3,000                 $7,098
Mr. O'Connor.........................      $3,000                 $7,098

     Also included are credits to a contingent compensation plan. In this plan, amounts credited to the participant's account are contingent upon continued employment with the Company and vest at a rate of 10 percent per year until termination of employment. A participant's entire account is fully vested upon retirement on or after age sixty-five, death, or total disability. The account balance may be adjusted each year by an adjustment factor selected by the Board's Management Compensation and Organization Committee. Amounts credited for 1996 are as follows:

Mr. Elisha...............................................              0
Mrs. Bowles..............................................        $15,000
Mr. Kelbley..............................................        $20,000
Mr. Moser................................................        $25,000
Mr. O'Connor.............................................        $20,000

     Also included are credits to an excess benefit plan and a deferred compensation plan, which provide for credits equivalent to contributions under the Springs of Achievement Partnership Plan for deferred compensation and compensation in excess of limitations provided under the Internal Revenue Code. Amounts credited for 1996 are as follows:

Mr. Elisha...............................................        $17,091
Mrs. Bowles..............................................        $14,608
Mr. Kelbley..............................................        $22,165
Mr. Moser................................................        $14,784
Mr. O'Connor.............................................        $15,123

(5) This amount represents corporate-provided transportation, the value of which is taxable in accordance with federal income tax regulations.

OPTION TABLE

     The following table provides information about options and incremental stock equivalents, which are similar to freestanding stock appreciation rights, held by the named executive officers. No options were granted to these officers in 1996.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                                VALUE OF
                                                              NUMBER OF                       UNEXERCISED,
                                                         UNEXERCISED OPTIONS/                 IN-THE-MONEY
                              SHARES                           SARS AT                      OPTIONS/SARS AT
                             ACQUIRED                      FISCAL YEAR END                FISCAL YEAR END (1)
                                ON        VALUE      ----------------------------     ----------------------------
           NAME              EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
           ----              --------    --------    -----------    -------------     -----------    -------------
Elisha, W.Y................     0           0           2,500          355,500(2)             0       $6,486,773
Bowles, C.C................     0           0           1,000           42,500                0       $  119,198
Kelbley, S.P...............     0           0          19,000           49,500         $265,500       $  286,823
Moser, R.W.................     0           0          19,000           49,500         $265,500       $  286,823
O'Connor, T.P..............     0           0          19,000           49,500         $265,500       $  286,823

---------------

(1) Value is based on the difference between the closing market price of the underlying Class A Common Stock at December 27, 1996, ($43.75) and the exercise or base price.

(2) Includes 274,000 incremental stock equivalents granted under the Company's Deferred Unit Stock Plan and stock options for 81,500 shares of Class A Common Stock. The value of the incremental stock equivalents is payable over a period of 10 years after termination of employment; however, Mr. Elisha currently has the right to convert the value to deferred stock or restricted stock.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table provides information about awards of performance units under the Company's Incentive Stock Plan to the named executive officers.

               LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL YEAR

                                                                PERFORMANCE        ESTIMATED FUTURE PAYOUTS
                                              NUMBER OF          OR OTHER         UNDER NON-STOCK PRICE-BASED
                                            SHARES, UNITS,     PERIOD UNTIL                PLANS (2)
                                           OR OTHER RIGHTS      MATURATION     ---------------------------------
                  NAME                           (1)             OR PAYOUT     THRESHOLD    TARGET     MAXIMUM
                  ----                    ------------------   -------------   ---------   --------   ----------
Elisha, W.Y.............................        11,735            3 Years      $154,022    $513,406   $1,026,812
Bowles, C.C.............................         2,407            3 Years      $ 31,592    $105,306   $  210,612
Kelbley, S.P............................         2,792            3 Years      $ 36,645    $122,150   $  244,300
Moser, R.W..............................         2,600            3 Years      $ 34,125    $113,750   $  227,500
O'Connor, T.P...........................         2,600            3 Years      $ 34,125    $113,750   $  227,500

---------------

(1) The number of performance units earned is based on total shareholder return over a three-year performance cycle as compared to the Standard & Poor's
     500. Achievement at the 30th percentile of these companies will result in payment of the threshold amount. The number increases proportionately up to a maximum award at the 90th percentile. No payment is made if achievement is less than the 30th percentile.

(2) The value of units earned is based on the fair market value of the Company's Class A Common Stock at the last day of the performance period, which is January 2, 1999, or, if greater, at the first day of the performance period, which is December 31, 1995. The amount of estimated future payout is based on the Class A Common Stock closing price at December 27, 1996, of $43.75.

RETIREMENT PLANS

     The Company's Senior Executive Supplemental Retirement Plan provides for target retirement benefits and a death benefit after retirement to Mr. Elisha, who is the only active participant in the Plan. The annual target benefit is equal to a percentage of the participant's final average compensation at given ages and years of service. The maximum benefit is earned at 20 years of service. The benefit is offset by amounts payable under the profit-sharing fund of the Company's Springs of Achievement Partnership Plan, by one-half of the participant's Primary Social Security benefit, and by certain credits to deferred compensation plan accounts. The benefits payable under this plan are payable for the life of the participant with a 50% survivor's benefit being payable for the life of a survivor's spouse. The estimated years of service for Mr. Elisha are seventeen. The following table provides target benefits at age 65 for various levels of final average compensation and years of service.

                               PENSION PLAN TABLE

                                YEARS OF SERVICE
FINAL AVERAGE            ------------------------------
COMPENSATION                10               20 OR MORE
------------             ------------------------------
  $  500,000             $225,000              $250,000
  $  600,000             $270,000              $300,000
  $  900,000             $405,000              $450,000
  $1,200,000             $540,000              $600,000

     In 1996 the Board of Directors adopted a Supplemental Executive Retirement Income Plan for certain executives who are designated as participants by the Management and Compensation Committee of the Board of Directors. Target benefit amounts payable under the Plan are reduced by social security benefits and by the equivalent value of (i) profit-sharing and Company matching benefits payable under the Company's Springs of Achievement Partnership Plan and Deferred Compensation Plan, (ii) benefits under the Company's Excess Benefit Plan and Contingent Compensation Plan and (iii) certain deferred compensation attributable to a defined benefit plan previously maintained by the Company. The years of credited service as of January 1, 1997, for the named executive officers who participate in this Plan are as follows: Mrs. Bowles, five years; Mr. Kelbley, five years; Mr. Moser, thirty-five years; and Mr. O'Conner, twenty-eight years. The following table sets forth target benefit amounts payable at age 65 for various levels of earnings and years of service:

                               PENSION PLAN TABLE

                                   YEARS OF SERVICE
FINAL AVERAGE            -------------------------------------
COMPENSATION               10        15        20        25
-------------            -------------------------------------
   200,000                48,000    72,000    96,000   120,000
   225,000                54,000    81,000   108,000   135,000
   250,000                60,000    90,000   120,000   150,000
   300,000                72,000   108,000   144,000   180,000
   400,000                96,000   144,000   192,000   240,000
   450,000               108,000   162,000   216,000   270,000
   500,000               120,000   180,000   240,000   300,000

MANAGEMENT COMPENSATION AND ORGANIZATION COMMITTEE REPORT

     This report describes the compensation policies of the Management Compensation and Organization Committee (the Compensation Committee) applicable to the executive officers of the Company named in the Summary Compensation Table, including the specific relationship of corporate performance to compensation of executive officers for 1996. The report also discusses the 1996 compensation of Mr. Elisha, the Chairman of the Board and Chief Executive Officer, and the factors and criteria upon which it is based.

Compensation Philosophy

     The Company's executive compensation program is linked to corporate performance and return to shareholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's stock price. To allow monitoring of the strategy, a benchmark of median compensation levels for median performance is used. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and shareholder interests through equity based plans, and to provide a compensation program that recognizes individual contributions as well as overall business results.

Management Compensation and Organization Committee

     The Compensation Committee is composed of five non-employee directors and is responsible for approval of compensation arrangements for key executives and executive compensation plans. The Compensation Committee reviews base salary recommendations from Mr. Elisha for key executives other than Mr. Elisha. Mrs. Bowles' and Mr. Elisha's base salaries are approved by the board of directors upon recommendation by the Compensation Committee.

     The Compensation Committee periodically conducts reviews of the Company's executive compensation program. The last full review was completed in August 1994 and was supplemented in December 1995 and February 1996. These reviews included reports from an independent compensation consultant assessing the effectiveness of the Company's compensation program and comparing the Company's executive compensation to a peer group of public corporations recommended by the consultants. The compensation peer group was recommended by the consultant in 1992 based on comparable total shareholder return and revenues. This peer group is smaller than the peer group used for the performance graph and consists of 17 companies. Revenues of these companies range from approximately $800 million to $7 billion.

     The Compensation Committee reviews the selection of peer companies used for compensation analysis and believes the smaller group is more suitable for comparison purposes. The compensation reviews permit an ongoing evaluation of the link between the Company's performance and its executive compensation as compared to the compensation programs of other similarly positioned companies.

Compensation Program

     The Company's compensation program reflects a weighting of annual base salary and bonuses (the Annual Component) and equity-based incentives (the Long-Term Component). Annual bonuses are weighted toward the achievement of specific corporate financial targets, but individual performance is also considered. To reflect longer term objectives, the program also includes strategic equity-based components based on increases in shareholder value which provide incentives to motivate executive behavior over the long term.

     (1) Annual Component: Base Salary and Annual Bonus

     Base Salary: Base salaries for executive officers are determined with reference to a salary grade level for each job. These levels are determined by evaluating the responsibilities of each position and comparing it with other comparable executive officer positions in the marketplace. In recent years, salary adjustments for executive officers generally have been made in fifteen month intervals under the Company's compensation policy. The amount of adjustment is determined by the Compensation Committee for all executive officers other than the Chief Executive Officer and President upon recommendation by the Chief Executive Officer, within specified limits adopted for all Company associates, based on his evaluation of personal performance. The base salaries of the named executive officers generally are at or less than the mid-point of comparable positions at those companies within the compensation peer group. Increases in base salary for the named executive officers in 1996 were based on subjective evaluations of individual performance as well as the need to maintain salaries at, or move salaries closer to, the midpoint of comparable positions at the peer group companies.

     Annual Bonus: Executive bonuses in 1996 were earned pursuant to the Company's Achievement Incentive Plan (the AIP). The AIP links compensation to the performance of the Company. Under this plan, a bonus pool is established based on achievement of return on assets employed for each of the Company's divisions and subsidiaries relative to a targeted return. In addition, the bonus pool may be increased based on improvement in return on assets employed over the previous year. A bonus pool based on the combined achievement of the Company's divisions and subsidiaries is established for corporate executives. For 1996, 62.7% of the corporate bonus pool was based on achievement of targeted return on assets employed and 37.3% was based on improvement in return on assets employed over the previous year. Key executives of the Company receive discretionary bonuses from this pool based on individual performance. The maximum bonuses range from 50% to 150% of annual base salary depending on the executives' salary grades.

     (2) Long-Term Component

     To align shareholders' and executive officers' interests, the Company's compensation program includes long-term compensation in the form of performance unit awards and stock options. The value of these awards is related to the value of Company common shares. These awards are made under the Company's Incentive Stock Plan.

     Performance units are granted in three-year cycles. If the value of the units earned based on the fair market value of the Company's Class A Common Stock on the last day of the performance period is less than $500,000, then the amount earned is paid in cash; otherwise one-half of any units earned are paid in cash based on the higher of the fair market value, as defined in the Incentive Stock Plan, of the Class A Common Stock on (i) the first day of the performance cycle or (ii) the last day of the performance cycle and the other one-half is credited as deferred stock, which is subject to an additional two-year vesting period. To determine the number of units earned, performance is measured by ranking the Company's total shareholder return over the three-year cycle within the total shareholder returns of the companies included in the Standard & Poor's 500 Index (the "S&P 500 Index"). No payment is made for performance below the 30th percentile of the S&P 500 group, and the maximum payment is made at the 90th percentile. Long-term incentive payments for the performance period ending in 1996 were based on achievement of total shareholder return at the 30.8 percentile of the S&P 500 Index.

     As a result of a review of the long-term compensation component of the compensation peer group, which revealed that the value of the long-term incentive compensation of the Company's executive officers was generally below the median of the compensation peer group, a program of option grants was established in 1993 in addition to grants of performance units; however, no new options were granted in 1996 to any of the named executive officers.

CEO Compensation

     Under the Compensation Committee's policy regarding CEO compensation, over one-half of Mr. Elisha's compensation opportunity is at risk based on the Company's performance and the Committee's evaluation of his performance. In reviewing Mr. Elisha's total compensation, the Compensation Committee, along with the rest of the outside directors, reviews and considers Mr. Elisha's recent performance, his achievements in prior years and his performance trend and his accomplishment of specific goals established by him. In addition, with respect to the Long-Term Component of the compensation program, the Compensation Committee granted performance unit awards in 1996 to Mr. Elisha under the Incentive Stock Plan as disclosed in the table on page 9.

     Mr. Elisha's salary rate was increased in July 1996 to maintain Mr. Elisha's salary near the median level for chief executive officers of companies in the compensation peer group. In addition, the Committee reviewed and considered, without assigning any relative weighting, the Company's record sales and record earnings in 1995, significant profit improvement over the previous four years, successful continuation of a major cost reduction program and consolidation of facilities, successful sale of the Company's Clark-Schwebel subsidiary, introduction of new products, and improvements in business systems.

     The Committee's decision relating to Mr. Elisha's AIP bonus for 1996 was based primarily on the Company's achievements in 1996 relative to the performance criteria set forth in the AIP, which is described on page 12, but the Committee also considered, without assigning any relative weighting, the Company's achievement under Mr. Elisha's leadership of record sales in 1996, the strengthening of the Company's home furnishings segment through the integration of businesses acquired in 1995, improved and more market-focused use of the Company's assets and human resources, continuing the relocation of many of the Company's marketing functions to be more closely aligned with manufacturing, continued advances in the development and effectiveness of information systems, and continued enhancement of the Company's brand and marketing effectiveness.

     In addition to leading the Company through a successful year, Mr. Elisha has continued to strengthen the confidence, trust and commitment of the Company's associates. Under his leadership, the Springs of Achievement program continues to serve as a framework for operating the business and dealing with all its constituencies. Mr. Elisha is aggressively positioning the Company and its culture for continued success in the future through strategic acquisitions, hiring key personnel, and establishing a long-term strategic focus.

     The Compensation Committee has concluded that Mr. Elisha's performance warrants the compensation for 1996 as reflected in the Summary Compensation Table on page 7.

     The Compensation Committee has considered the limitations on deductibility of certain compensation under Section 162(m) of the Internal Revenue Code. The Compensation Committee's current policy is to assure that all compensation is deductible under Section 162(m) when paid.

                      Management Compensation and Organization Committee

                                C. W. Coker, Chairman
                                J. F. Akers
                                J. L. Clendenin
                                D.S. Perkins
                                S. H. Smith, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Akers, Coker, Clendenin, Perkins, and Smith served as members of the Compensation Committee in 1996. Mr. L.S. Close served on the Compensation Committee until April 29, 1996. Mr. Close was a divisional officer of the Company from 1983 to 1986, and is affiliated with Kanawha Insurance Company, which received $3.5 million in 1996 for administrative services to the Company's self-funded medical plan and for group life insurance premiums, and The Springs Company and affiliated or related entities, which received $49,764 from the Company for rent, railroad track maintenance and miscellaneous goods and services, and which paid the Company $47,505 in 1996 for administrative, maintenance, and other services.

EMPLOYMENT AGREEMENTS

     Mr. Elisha was employed pursuant to an employment agreement which expired on March 31, 1990. Certain death benefits provided under the agreement and a provision that Mr. Elisha will not engage in direct competition with the Company for a period of two years after termination of his employment by the Company or three years after termination of employment for any other reason survive the termination of this agreement.

PERFORMANCE GRAPH

Comparative Five-Year Total Returns*
Springs Industries, Inc., S&P 500, Peer Group

                                         Springs In-
         Measurement Period               dustries-          S&P 500
        (Fiscal Year Covered)             Class A -           Index           Peer Group
1991                                                100               100               100
1992                                             118.35            107.62            111.14
1993                                             127.64            118.46            118.64
1994                                             129.56            120.03            108.47
1995                                             149.64            165.13            114.90
1996                                             160.05            203.05            115.03

     Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Company's Class A Common Stock, S&P 500, and Peer Group.
---------------
* Cumulative total return assumes reinvestment of dividends.

     The peer group is composed of those fifty S&P 500 companies with market capitalizations closest to the Company's as of the beginning of the Company's 1996 fiscal year, which the Compensation Committee believes is the most representative group for purposes of comparing the Company's shareholders' return. The Compensation Committee believes a representative group of reporting companies cannot be identified in the same industry or lines of business as the Company and that published industry indexes are not representative of the Company and its lines of business. See Exhibit A for a list of companies in the Peer Group and for a list of companies deleted from last year's Peer Group.

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company (Outside Directors) receive an annual cash retainer of $18,000 and, as described below, restricted shares of the Company's Class A Common Stock under the Company's Restricted Stock Plan for Outside Directors (the Directors' Restricted Stock Plan). In addition, each Outside Director receives a fee of $2,500 for attendance at each special meeting of the Board and $1,000 for each special meeting conducted by telephone. Chairmen of Board Committees each receive an additional annual fee of $1,000.

     Under the terms of the Directors' Restricted Stock Plan, each Outside Director receives an annual grant of shares of Class A Common Stock (Restricted Shares) as of the day before each annual meeting of shareholders having a market value equal to the annual cash retainer fee earned by the director for the preceding year, subject to forfeiture and to the restrictions described below, without payment of any consideration.

     The Restricted Shares are issued each year effective as of the day immediately preceding the annual meeting of shareholders of the Company. The market value of the Restricted Shares is based on an average market price of the Class A Common Stock during the ten trading-day period ending on that day. Restricted Shares issued under the Plan may be either authorized and unissued shares of Class A Common Stock or previously issued shares reacquired by the Company.

     During the restriction period provided under the Plan (the Restriction Period), the Outside Director has the right to vote the Restricted Shares and to receive and retain all regular cash dividends which are paid or distributed on the Class A Common Stock, and to exercise all other rights as a holder of Class A Common Stock. Prior to the end of the Restriction Period, however, the Outside Director may not sell, transfer or otherwise dispose of the Restricted Shares and the Company retains custody of the certificates representing the Restricted Shares and all distributions other than regular cash dividends.

     The Restriction Period ends, and all Restricted Shares granted to an Outside Director become vested, upon the termination of the Outside Director's service on the Board on account of (i) retirement in compliance with the Board's mandatory retirement policy; (ii) failure to be re-elected; or (iii) death or disability. In addition, the Restriction Period may end with the approval of the Board on a case-by-case basis if an Outside Director terminates his or her service as a member of the Board (i) for reasons of personal or financial hardship; (ii) to serve in any governmental, diplomatic or any other public service position or capacity; (iii) to avoid or protect against a conflict of interest; (iv) on the advice of legal counsel; or (v) as a result of any other extraordinary circumstances that the Board determines to be comparable to the foregoing.

     Upon the completion of the Restriction Period, all Restricted Shares granted to an Outside Director and any distributions thereon retained by the Company during the Restriction Period become vested. If an Outside Director leaves the Board for any reason other than as set forth above, then all Restricted Shares issued to such Outside Director would be forfeited to the Company.

     An Outside Director may elect deferral of compensation under the Company's Deferred Compensation Plan for Outside Directors. Under this plan, an account for an Outside Director who elects deferral is credited with units equal to the number of shares of Class A Common Stock which could have been purchased with the amount deferred. Credits representing dividends are made each quarter to the Director's related dividend account in the amount of dividends paid on an equal number of shares of the Company's Class A Common Stock. Further credits to the dividend account are made quarterly for interest at the prime rate. After termination of services, each Director who has deferred compensation receives over a selected period a number of shares of Class A Common Stock equal to the number of units in his deferred account and cash from his related dividend account. In lieu of distributing Class A Common Stock, the Company may distribute cash payments based on the value at distribution of the number of shares which would have been distributed. Outside Directors may also elect to have deferred compensation credited to a measuring fund account or interest account. The measuring fund consists of a managed portfolio of investments that are assets of the Company and is adjusted quarterly for income and appreciation or depreciation. The interest account is credited quarterly with interest at the prime rate.

     Prior to May 1, 1986, each Outside Director had the opportunity to elect deferral under the Outside Directors COLI Deferred Compensation Plan of up to $18,000 per year of compensation to be earned during the four-year period ending April 30, 1990. Upon death or retirement from the Board, a Director or his beneficiary will be entitled to payments based upon the amount of compensation which has been deferred and the period of deferral. Subject to certain conditions, a participant's deferred compensation account is credited with interest at an annualized rate equal to Moody's Seasoned Corporate Bond Yield Index, plus 2% to age 55 and plus 4% thereafter. If a Director dies before any distribution of his benefits has commenced, his beneficiary may receive a specified death benefit or the participant's accumulated account balance, whichever is greater. The Company has purchased life insurance policies to fund its obligations under the plan. Four Directors participate in the Plan.

     Credits under the COLI Plan and the Deferred Compensation Plan are only contractual obligations of the Company and create no rights superior to other unsecured, general creditors.

     During 1996, Mr. Papone provided consulting services to the Company for which he was paid $65,300. These services included meetings and consultations with the Company's Market Strategy Group regarding consumer advertising and contacts with the Company's primary advertising agency. In addition, Mr. Papone reviewed certain of the Company's printed and television advertising programs and consumer packaging. Mr. Papone will provide similar services in 1997 and has been paid a retainer of $50,000. The retainer may be adjusted depending on the extent of consulting services provided in 1997.

RATIFICATION OF APPOINTMENT
OF PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee of the Board of Directors, the Board has appointed Deloitte & Touche LLP (Deloitte) as independent certified public accountants for the Company to audit the consolidated financial statements of the Company and its subsidiaries for the 1997 fiscal year.

     Deloitte has acted for the Company in this capacity since 1940. Its representatives will attend the Meeting, will be given the opportunity to make a statement if they desire, and will respond to questions directed to them relating to their audit or to the Company's financial statements.

     The Company's Board of Directors recommends ratification of the appointment of Deloitte as independent certified public accountants for the Company to audit the consolidated financial statements of the Company and its subsidiaries for the 1997 fiscal year. If a majority of the votes cast at the Meeting, in person or by proxy, should not approve such appointment, the Audit Committee and the Board of Directors of the Company will reconsider the appointment of independent certified public accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AS OF FEBRUARY 16, 1997:

                                          CLASS A              CLASS B        PERCENT OF
NAME                               COMMON STOCK(1)(2)(3)     COMMON STOCK      CLASS B
----                               ---------------------     ------------     ----------
DIRECTORS & NOMINEES
J. F. Akers......................           2,054
C. C. Bowles.....................           1,765              135,600(4)        1.8%
J. L. Clendenin..................           2,490
L. S. Close......................           2,290              129,199(4)        1.7%
C. W. Coker......................           3,790
W. Y. Elisha.....................          12,875(5)            40,201           0.5%
J. H. McArthur...................           2,290
A. Papone........................           2,404
D. S. Perkins....................          22,412(6)
R. B. Smith......................           1,604
S. H. Smith......................           2,474
S. Turley........................           3,290
EXECUTIVE OFFICERS
S. P. Kelbley....................          19,373(7)
R. W. Moser......................          26,429(7)
T. P. O'Connor...................          22,325(7)
All Directors, Nominees and
  Executive Officers as a
  Group..........................         193,313(7)           305,010           4.1%

---------------

(1) Each of the persons named above holds less than 1% of the Class A Common Stock. All Directors, Nominees and Executive Officers as a Group hold 1.5% of the Class A Common Stock.

(2) Includes shares held under the Directors' Restricted Stock Plan as follows:
     Mr. Akers, 1,054; Mrs. Bowles, 487; Messrs. Clendenin, Close, Coker, McArthur, and Turley, 2,290 each; Mr. Papone and Ms. Smith, 1,404 each; Mr. Smith, 1,974; and Mr. Perkins, 200. The directors have sole voting power as to these shares but do not have investment power until lapse of restrictions on the restricted shares.

(3) Includes shares held in the Springs of Achievement Partnership Plan as follows: Mrs. Bowles, 278; Mr. Elisha, 375; Mr. Kelbley, 373; and Mr. O'Connor, 369. These persons have sole voting power as to these shares but do not have investment power until the shares are distributed.

(4) See text under the caption "Close Family Ownership" on page 18 for additional information about ownership of Class B Common Stock.

(5) Does not include 30,000 shares of Class A Common Stock held by a trust for the benefit of Mr. Elisha's children and grandchildren of which Mr. Elisha was the settlor. Mr. Elisha disclaims beneficial ownership of these shares.

(6) Mr. Perkins holds shared voting power as to 18,800 of these shares as a trustee of the Putnam Funds.

(7) Includes beneficial ownership of Class A Common Stock that may be acquired within 60 days pursuant to stock options awarded under the Incentive Stock Plan as follows: for Mrs. Bowles, 1,000; Mr. Elisha, 2,500; Mr. Kelbley, 19,000; Mr. Moser, 19,000; and Mr. O'Connor, 19,000.

Close Family Ownership

     Mrs. Anne Springs Close and members of her family, including Mrs. Crandall Close Bowles and Mr. Leroy S. Close, (collectively the Close Family) and certain related entities, own as of February 20, 1997, a total of 7,349,192 shares (99.4%) of the Company's Class B Common Stock and 117,019 shares (1.0%) of Class A Common Stock as shown in the following table and accompanying notes:

                                          CLASS A           CLASS B         PERCENTAGE
               NAME(1)                  COMMON STOCK      COMMON STOCK      OF CLASS B
               -------                  ------------      ------------      ----------
Anne Springs Close....................    112,964(2)
Crandall Close Bowles.................      1,765            135,600            1.8
Leroy S. Close........................      2,290            129,199            1.7
Close Family Trusts...................                     5,020,158(3)        67.9
The Springs Company...................                     1,401,930(4)        19.0
Central Reassurance Corporation.......                       175,000(5)         2.4

---------------

(1) The address for the named parties is P.O. Drawer 460, Lancaster, South Carolina 29721.

(2) 0.9 percent of Class A Common Stock.

(3) These shares are held in different trusts by Mrs. Close, and by certain children of Mrs. Close, as trustees for the children of Mrs. Close. While Mrs. Close, Mrs. Bowles, and Mr. Close each disclaim beneficial ownership of these shares, they have shared voting and dispositive power with respect to 4,115,156, 2,655,610, and 1,849,743 of these shares, respectively.

(4) In addition to the Class B shares shown, The Springs Company holds 487,305 shares (6.6%) as the trustee of management trusts for certain members of the Close Family. All outstanding stock of The Springs Company is owned by trusts for the benefit of certain members of the Close Family. Mrs. Close, Mrs. Bowles, and Mr. Close are directors of The Springs Company.

(5) All outstanding stock of Central Reassurance Corporation is owned by trusts for the benefit of certain members of the Close Family. Mrs. Bowles is a director of Central Reassurance Corporation.

TRANSACTIONS WITH CERTAIN PERSONS

     For many years the Company has transacted business with certain companies that are controlled by members of the Close Family. Mrs. Bowles and Mr. Close are affiliated with these companies. The amounts paid or received by the Company for these transactions are set forth below.

     The Company paid The Springs Company and certain of its affiliates $49,764 for rent, track maintenance, and miscellaneous goods and services in 1996.

     Kanawha Insurance Company writes certain group insurance policies for the Company and provides administrative services under the Company's self-funded medical plan. Premiums paid to Kanawha for the group policies totaled approximately $1.9 million in 1996. The Company also paid Kanawha approximately $1.6 million in 1996 for administrative services under the Company's medical plan.

     In the opinion of the Company's management, the services, property, and facilities described in the foregoing paragraphs, which have been reviewed by the Audit Committee, have been obtained by the Company on terms as favorable as those available from unaffiliated parties.

     Charges by the Company for services in 1996 to affiliates or related interests (excluding charges to charitable organizations for materials and services related to their local charitable and educational programs, and excluding materials and services acquired from outside sources for the benefit of related entities for which the Company received full reimbursement) were approximately $47,505 to The Springs Company, its affiliated or related entities, and to the Close family. These services consisted primarily of recordkeeping, administrative, maintenance, and courier services.

     The Company, as a service to its employees and pursuant to individual authorization, provides at no charge a payroll deduction program for payment of premiums on individual insurance policies purchased directly from Kanawha Insurance Company.

     In 1987 the Company entered into a 50-year agreement with Springland, Inc., a wholly-owned subsidiary of The Springs Company, to lease the Founder's House in Fort Mill, South Carolina, which is listed in the National Register of Historic Structures. The Company uses the Founder's House to provide quarters for visiting directors, associates, and guests of the Company. The Founder's House is also used for meetings by the Company.

     The Company is obligated to pay rent of $1 per year under the lease and to pay for all utilities, insurance, maintenance, and taxes on the Founder's House. Springland has the right to terminate the lease upon six months' notice after the year 2019. If Springland elects to terminate the lease, it must pay the Company the unamortized book value of improvements made by the Company computed on a straight line amortization basis over a forty-year useful life.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is aware that Mr. Samuel J. Ilardo, the Company's Treasurer, inadvertently filed a Form 5 ten days late relating to the allocation of 14.31 shares of Class A Common Stock to his account under the Springs of Achievement Partnership Plan.

OTHER MATTERS

     The minutes of the Annual Meeting of Shareholders held April 29, 1996, and reports by Mr. Elisha will be presented at the Meeting, but it is not intended that action taken under the proxy will constitute approval of matters referred to in such minutes or reports.

     The Company's management is not aware of any other matters to be presented at the Meeting. If other matters should arise, however, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.

ANNUAL REPORT AND FORM 10-K

     The Annual Report to Shareholders, including financial statements of the Company for the fiscal year ended December 28, 1996, is included with these proxy materials. The Annual Report is not a part of the proxy soliciting material.

     A copy of the Company's annual report on Form 10-K to the Securities and Exchange Commission may be obtained by shareholders without charge by writing:
Springs Industries, Inc., P. O. Box 70, Fort Mill, South Carolina 29716,
Attention: Secretary.

                                       FOR THE BOARD OF DIRECTORS
                                       C. POWERS DORSETT
                                       Secretary

                                                                   March 7, 1997

                                                                       EXHIBIT A

                              PEER GROUP COMPANIES

Alberto-Culver Company -- CL B
Armco, Inc.
Asarco, Inc.
Autodesk, Inc.
Ball Corporation
Bethlehem Steel Corporation
Beverly Enterprises, Inc.
Briggs & Stratton Corporation
Caliber Systems Inc.
Centex Corporation
Charming Shoppes, Inc.
Cincinnati Milacron, Inc.
Coors (Adolph) Company -- CL B
Crane Company
Darden Restaurants Inc.
Data General Corporation
Eastern Enterprises
Echo Bay Mines, Ltd.
EG&G, Inc.
Fleetwood Enterprises, Inc.
Fleming Companies, Inc.
Giddings & Lewis, Inc.
Great Atlantic & Pacific
  Tea Company, Inc.
Harland (John H.) Company
Helmerich & Payne, Inc.
Inland Steel Industries, Inc.
Intergraph Corporation
Jostens, Inc.
Kaufman & Broad Home Corporation
King World Productions, Inc.
Longs Drug Stores Corporation
McDermott International, Inc.
Meredith Corporation
NACCO Industries, Inc.
Navistar International Corporation
Niagara Mohawk Power Corporation
Oneok, Inc.
Peoples Energy Corporation
Potlatch Corporation
Pulte Corporation
Russell Corporation
Safety-Kleen Corporation
Santa Fe Energy Resources, Inc.
Scientific-Atlanta, Inc.
Shared Medical Systems Corporation
Stride Rite Corporation
Timken Company
Trinova Corporation
Unisys Corporation
USLIFE Corporation

 COMPANIES IN LAST YEAR'S PEER GROUP THAT ARE NOT INCLUDED IN THE CURRENT PEER
                                     GROUP

Alexander & Alexander Services, Inc.
Armdahl Corporation
Bally Entertainment Corporation
Community Psychiatric Centers
Consolidated Freightways, Inc.
Cray Research, Inc.
ENSERCH Corporation
Luby's Cafeterias, Inc.
NorAm Energy Corporation
Ogden Corporation
Rowan Cos., Inc.
United States Surgical Corporation
USAir Group, Inc.

                                   [CRC MAP]

                                                                     EXHIBIT B




CLASS A COMMON STOCK                                      CLASS A COMMON STOCK

                            SPRINGS INDUSTRIES, INC.
                             205 North White Street
                        Fort Mill, South Carolina 29715

                      SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 21, 1997

The undersigned hereby appoints as Proxies Walter Y. Elisha and Crandall Close Bowles, with the power of substitution to each, and hereby authorizes each to represent and to vote, as designated on the reverse side, all shares of Class A common stock of Springs Industries, Inc. (the "Company") held of record by the undersigned on March 3, 1997, at the Annual Meeting of Shareholders to be held on April 21, 1997, and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

-------------------------------------------------------------------------------
PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
  ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.
-------------------------------------------------------------------------------
       Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.
-------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

------------------------------------       ------------------------------------

------------------------------------       ------------------------------------

------------------------------------       ------------------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                            ------------------------
                            SPRINGS INDUSTRIES, INC.
                            ------------------------
                              CLASS A COMMON STOCK


1.  Election of Directors.

            John F. Akers, Crandall Close Bowles, John L. Clendenin,
              Leroy S. Close, Charles W. Coker, Walter Y. Elisha,
       John H. McArthur, Aldo Papone, Donald S. Perkins, Robin B. Smith,
                   Sherwood H. Smith, Jr., and Stewart Turley

                 [ ] FOR    [ ] WITHHOLD    [ ] FOR ALL EXCEPT


    NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's(s') name(s). Your shares will be voted for the remaining nominee(s).


2.  Ratify the appointment of Deloitte & Touche LLP as independent auditors.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN


    Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]


Please be sure to sign and date this Proxy.


__________________________________________
Date

__________________________________________
Shareholder sign here

__________________________________________
Co-owner sign here


------------------------------------------------------------------------------
DETACH CARD


                            SPRINGS INDUSTRIES, INC.


Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, April 21, 1997.

If this mailing does not include an Annual Report, you should receive the report in another mailing, as we have consolidated our mailing of proxy materials to avoid duplicate mailings.

Thank you in advance for your prompt consideration of these matters.

Sincerely yours,


Springs Industries, Inc.

                                                                     EXHIBIT C




CLASS B COMMON STOCK                                      CLASS B COMMON STOCK

                            SPRINGS INDUSTRIES, INC.
                             205 North White Street
                        Fort Mill, South Carolina 29715

                      SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 21, 1997

The undersigned hereby appoints as Proxies Walter Y. Elisha and Crandall Close Bowles, with the power of substitution to each, and hereby authorizes each to represent and to vote, as designated on the reverse side, all shares of Class B common stock of Springs Industries, Inc. (the "Company") held of record by the undersigned on March 3, 1997, at the Annual Meeting of Shareholders to be held on April 21, 1997, and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

-------------------------------------------------------------------------------
PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
  ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.
-------------------------------------------------------------------------------
       Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.
-------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

------------------------------------       ------------------------------------

------------------------------------       ------------------------------------

------------------------------------       ------------------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                            ------------------------
                            SPRINGS INDUSTRIES, INC.
                            ------------------------
                              CLASS B COMMON STOCK


1.  Election of Directors.

            John F. Akers, Crandall Close Bowles, John L. Clendenin,
              Leroy S. Close, Charles W. Coker, Walter Y. Elisha,
       John H. McArthur, Aldo Papone, Donald S. Perkins, Robin B. Smith,
                   Sherwood H. Smith, Jr., and Stewart Turley

                 [ ] FOR    [ ] WITHHOLD    [ ] FOR ALL EXCEPT


    NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's(s') name(s). Your shares will be voted for the remaining nominee(s).


2.  Ratify the appointment of Deloitte & Touche LLP as independent auditors.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN


    Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]


Please be sure to sign and date this Proxy.


__________________________________________
Date

__________________________________________
Shareholder sign here

__________________________________________
Co-owner sign here


------------------------------------------------------------------------------
DETACH CARD


                            SPRINGS INDUSTRIES, INC.


Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, April 21, 1997.

If this mailing does not include an Annual Report, you should receive the report in another mailing, as we have consolidated our mailing of proxy materials to avoid duplicate mailings.

Thank you in advance for your prompt consideration of these matters.

Sincerely yours,


Springs Industries, Inc.

                                                                     EXHIBIT D




CLASS A COMMON STOCK                                      CLASS A COMMON STOCK

                            SPRINGS INDUSTRIES, INC.
                             205 North White Street
                        Fort Mill, South Carolina 29715

                              VOTING INSTRUCTIONS
                      SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 21, 1997

The undersigned hereby directs Bankers Trust Company, or its proxy, to vote as directed on the reverse side of this card shares of Springs Class A Common Stock allocated to my account under the Springs of Achievement Partnership Plan at the Annual Meeting of Shareholders to be held on April 21, 1997, and any adjournments thereof, and in its discretion to vote upon any other matters that properly come before the meeting.

-------------------------------------------------------------------------------
PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
  ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.
-------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

------------------------------------       ------------------------------------

------------------------------------       ------------------------------------

------------------------------------       ------------------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                            ------------------------
                            SPRINGS INDUSTRIES, INC.
                            ------------------------
                    SPRINGS OF ACHIEVEMENT PARTNERSHIP PLAN
                              CLASS A COMMON STOCK


1.  Election of Directors.

            John F. Akers, Crandall Close Bowles, John L. Clendenin,
              Leroy S. Close, Charles W. Coker, Walter Y. Elisha,
       John H. McArthur, Aldo Papone, Donald S. Perkins, Robin B. Smith,
                   Sherwood H. Smith, Jr., and Stewart Turley

                 [ ] FOR    [ ] WITHHOLD    [ ] FOR ALL EXCEPT


    NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's(s') name(s). Your shares will be voted for the remaining nominee(s).


2.  Ratify the appointment of Deloitte & Touche LLP as independent auditors.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN


    Mark box at right if an address change or comments has been noted on the reverse side of this card. [ ]


Please be sure to sign and date this Voting Instruction Card.


__________________________________________
Date

__________________________________________
Shareholder sign here

__________________________________________
Co-owner sign here


------------------------------------------------------------------------------
DETACH CARD


                            SPRINGS INDUSTRIES, INC.


Dear Participant:

Please take note of the important information enclosed with this Voting Instruction Card. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to instruct voting of shares allocated to your account under the Springs of Achievement Partnership Plan.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, April 21, 1997.

If this mailing does not include an Annual Report, you should receive the report in another mailing, as we have consolidated our mailing of proxy materials to avoid duplicate mailings.

Thank you in advance for your prompt consideration of these matters.

Sincerely yours,


Springs Industries, Inc.